EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Amendment No. 1 of CHC Group Ltd. (the “Company”) on Form 10-K/A for the fiscal year ended April 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joan Schweikart Hooper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly present s, in all material respects , the financial condition and results of operations of the Company.

/s/ Joan Schweikart Hooper
Joan Schweikart Hooper
Chief Financial Officer
(Principal Financial Officer)

September 15, 2014

*
This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.